October 20, 2016

Re: Tender offer by a third party for KBS Real Estate Investment Trust, Inc. shares
Dear Investor:

You may soon receive correspondence from MacKenzie Realty Capital, Inc. (the “Bidder”) relating to a tender offer to purchase your shares of KBS Real Estate Investment Trust, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $2.23 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.

In arriving at our recommendation against selling your shares to the Bidder, we considered the following:

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As further explained in our preliminary proxy statement on Schedule 14A for our annual meeting of stockholders, filed with the SEC on October 7, 2016 (the “Preliminary Proxy Statement”), at our annual meeting of stockholders, we will be asking our stockholders to vote on five proposals, including the approval of the Plan of Complete Liquidation and Dissolution of the REIT (the “Plan”). Approval of the Plan by our stockholders will authorize the REIT, pursuant to the Plan, to sell all of its assets, pay its debts, liquidate and dissolve, and distribute the net proceeds from liquidation to our stockholders. As described in the Preliminary Proxy Statement, we currently estimate that if the Plan is approved by our stockholders and we are able to successfully implement the Plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $3.27 and $3.68 per share. We note that any changes in market, economic, financial and other circumstances and conditions during the liquidation process could have a material effect on the ultimate amount of liquidating distributions received by stockholders. (See warning regarding forward-looking statements below.) Our estimated range in net proceeds from liquidation is based on the range in estimated value per share of our common stock of $3.40 to $3.82 approved by our board of directors on October 5, 2016, adjusted for various estimated costs and fees we would incur during the implementation of the Plan. If the Plan of Liquidation is approved by our stockholders, we intend to pay the initial liquidating distribution within one to two months of stockholder approval, with such distribution to be funded from the proceeds of assets sold during 2016. We expect to pay multiple liquidating distribution payments to our stockholders during the liquidation process. We expect to complete the liquidation process within 24 months after stockholder approval of the Plan of Liquidation. However, liquidating distributions may be paid later than we predict. For more information about the Plan and the calculation of the estimated range in net proceeds from liquidation, see the Preliminary Proxy Statement, and when filed with the SEC, our definitive proxy statement, and for more information about our valuation, see our Current Report on Form 8-K, filed with the SEC on October 7, 2016. Both the Preliminary Proxy Statement and Current Report on Form 8-K are available to the public for free on the SEC’s website, www.sec.gov, and stockholders are urged to read both documents.

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We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our shares by buying your shares at a price significantly below their fair value in order to make a significant profit.

Please be aware that the Bidder is in no way affiliated with the REIT, our external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the list of our stockholders confidential.

We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, we may post our response to future mini-tender offers at www.kbsreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.

We thank you for your investment in the REIT.

Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director

IMPORTANT INFORMATION FOR STOCKHOLDERS

Additional Information and Where to Find It
On October 7, 2016, the REIT filed the Preliminary Proxy Statement, and plans to file a definitive proxy statement for its annual meeting of stockholders with the SEC. The definitive proxy statement will be sent or given to the REIT’s stockholders and will contain information about the proposals to be voted on by the REIT’s stockholders at the annual meeting of stockholders, including information relating to the Plan. This correspondence does not constitute a solicitation of any vote or proxy from any stockholder of the REIT. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE REIT’s STOCKHOLDERS AT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the REIT’s Annual Report on Form 10-K for the year ended December 31, 2015 (which also has been or will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the REIT’s website at www.kbsreit.com, or by directing a request by mail as follows:

•	Regular mail: KBS Real Estate Investment Trust, Inc., c/o DST Systems, Inc., P.O. Box 219015,
Kansas City, MO 64121-9015.

•	Overnight mail: KBS Real Estate Investment Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street,
Kansas City, MO 64105.

Participants in this Solicitation
The REIT, its directors and executive officers, the Advisor and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the REIT’s stockholders with respect to the proposals to be voted on at the annual meeting of stockholders, including the Plan. Information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the Preliminary Proxy Statement and will be included in the definitive proxy statement in connection with the annual meeting of stockholders. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The appraisal methodology used for the REIT’s properties that were appraised as part of the valuation process (the “Appraised Properties”) assumes the Appraised Properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the Appraised Properties, with respect to the independent third-party real estate valuation firm that appraised the Appraised Properties, and the valuation estimates used in calculating the estimated value per share, with respect to the appraiser, the Advisor and the REIT, are the respective party’s best estimates, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Appraised Properties and the estimated value per share.

If the Plan is approved by the REIT’s stockholders, there are many factors that may affect the amount of liquidating distributions the REIT will ultimately pay to its stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for office, industrial and bank branch properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising after the date of the REIT’s definitive proxy statement. No assurance can be given as to the amount of liquidating distributions the REIT will ultimately pay to its stockholders. If the REIT underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of liquidating distributions ultimately paid to the REIT’s stockholders could be less than estimated.

Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and lease rates at its real estate properties; the REIT’s ability to sell its real estate properties at the times and at the prices it expects; the ability of the REIT to make strategic asset sales to make required amortization payments and principal payments on its debt obligations and to fund its short and long-term liquidity needs; the REIT’s ability to successfully operate and sell certain of its properties given the concentration of these properties in the financial services sector; the borrowers under the REIT’s real estate loan investments continuing to make required payments under the loan documents; the REIT’s ability to successfully negotiate modifications, extensions or refinancings of its debt obligations; the Advisor’s limited experience operating and selling bank branch properties; and other risks identified in the Preliminary Proxy Statement, in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of the REIT’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, each as filed with the SEC. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per share.